UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28579	75-2233445
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

97 Linden Ave.	07407
Elmwood Park, New Jersey	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (201) 791-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 9th, 2008, Berliner Communications, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with Old Berliner, Inc., a Delaware corporation (“OBI”). OBI currently owns common stock representing approximately 49.7% of the voting power of the Company’s capital stock. Mr. Richard Berliner, the Company’s Chief Executive Officer, may be deemed to beneficially own the shares of the common stock held by OBI as a result of Mr. Berliner’s positions as President, Chief Executive Officer and Chairman of the Board of OBI, a corporation of which Mr. Berliner is also approximately a 57.4% equity owner and a director.

The Agreement calls for the Company and OBI to exchange substantially all the assets of OBI, which comprise 13,104,644 shares of common stock of the Company, in exchange for 13,104,644 newly issued shares of the Company’s common stock (the “Issued Shares”) and thereafter for OBI to promptly liquidate and dissolve as a corporation and distribute the Issued Shares to its shareholders in complete cancellation of their shares of OBI capital stock. Under the Agreement the Company will not assume any liabilities or obligations of OBI. The Agreement calls for the closing of the transactions on the third business day after all conditions to closing have been satisfied (the “Closing”). Among the closing conditions is the approval of the transaction by the shareholders of OBI. As soon as is reasonably practicable after the Company files its Annual Report on Form 10-K for the year ended June 30, 2008, the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-4 to register the Issued Shares (the “Registration Statement”). Once the Registration Statement has become effective, OBI will convene a meeting of its shareholders to vote on the approval of the transaction.

The Company and OBI have made representations and warranties to each other that are customary in agreements of this nature, all of which will survive the Closing. Each of the Company and OBI (each, in such capacity, the “Indemnifying Party”) has agreed to indemnify the other party and its successors and assigns (collectively, the “Indemnified Party”) against losses and damages incurred by any such Indemnified Party for any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in the Agreement.

The transactions contemplated by the Agreement are intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights under the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement and Plan of Reorganization, dated as of September 9, 2008, by and among Berliner Communications, Inc. and Old Berliner, Inc.

99.1	Press Release of Berliner Communications, Inc., dated September 15th, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: September 15, 2008	By: /s/ Rich B. Berliner
Rich B. Berliner
Chief Executive Officer and President